UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 20, 2020 (May 20, 2020)

CHEMUNG FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-13888	16-1237038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Chemung Canal Plaza, Elmira, NY 14901
(Address of Principal Executive Offices) (Zip Code)

(607) 737-3711
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	CHMG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on May 20, 2020, the Board of Directors of Chemung Financial Corporation approved an amendment to Article III, Section 3 of the Amended and Restated Bylaws of Chemung Financial Corporation decreasing the number of board members from thirteen (13) to twelve (12). The Amended and Restated Bylaws of Chemung Financial Corporation are attached as Exhibit 3.2 hereto.

Item 8.01. Other Events.

On May 20, 2020, Chemung Financial Corporation (Nasdaq: CHMG) issued a press release announcing the declaration of a cash dividend of $0.26 per share, payable July 1, 2020, to common stock shareholders of record as of the close of business on June 17, 2020.

A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.

3.2	Amended and Restated Bylaws of Chemung Financial Corporation as amended on May 20, 2020.

99.1	Press Release of Chemung Financial Corporation dated May 20, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

Date: May 20, 2020	By:	/s/ Karl F. Krebs
Karl F. Krebs
Chief Financial Officer and Treasurer